EXHIBIT 99.1

     SECURED  PROMISSORY  NOTE

$2,225,000

January  7,  2003
Oceanside,  California

     For Value Received, the undersigned Imaging Technologies Corp., a Nevada corporation ("Payor"), having its executive office and principal place of business at 17075 Via Del Campo, San Diego, California 92127, promises to pay to the order of those persons and/or entities listed on Exhibit A attached hereto, or their assigns (collectively, "Holders"), the aggregate principal sum of Two Million Two Hundred twenty-Five Thousand Dollars ($2,225,000) (the "Principal Sum"), plus all interest accrued hereunder, pursuant to the terms set forth in this secured promissory note ("Note").

     This Note is secured by shares of Greenland Corporation issued to the Payor, pursuant to that certain Security Agreement of even date herewith between Holders and Payor (the "Security Agreement").

1. Payments. Payments interest under this Note shall be made in lawful money of the United States in immediately available funds, at the addresses set forth on Exhibit A attached hereto, or at such other place as Holders may from time to time agree by notice in writing to Payor. Payor shall have the right to make partial or full prepayments of interest before they are due without penalty or premium.

1.1 2. Principal. The Principal Sum due two (2) years from the Closing, convertible into ITEC common stock at the average of the closing prices for the ten (10) trading days immediately preceding the date of the notice of conversion delivered by Holder to Payor or convertible into shares and/or other equity in any successor to Payor and/or Holder or its successor at the option of Holder. Principal and all accrued and unpaid interest under this Note shall be due and payable on January 8, 2005.

3. Interest. Interest on the outstanding Principal Sum of this Note shall accrue at the rate of eight percent (8%) per annum on the basis of a 360-day year, for the number of actual days elapsed from January 7, 2003 until the entire Principal Sum is paid in full. Interest shall be payable to Holder in full at such time as the Principal Sum is due and payable and in the same manner as the Principal Sum is paid as set forth above

 4. Default. The occurrence of any one of the following events shall constitute an Event of Default:

     (a) Payor's failure to pay any principal or interest when due under this Note and the failure of Payor to cure such breach within ten (10) days after receiving notice thereof from any Holder;

     (b) The material breach by Payor of any representation or warranty in this Note or the Security Agreement (collectively, the "Loan Documents") or any exhibit or schedule to any of the Loan Documents, and the failure of Payor to cure such breach within ten (10) days after receiving notice thereof from any Holder;

     (c) The material breach by Payor of any covenant, agreement or provision in any of the Loan Documents or any exhibit or schedule to any of the Loan Documents, other than breaches covered by paragraphs (a) or (g) of this
Section 4, and the failure of Payor to cure such breach within ten (10) days after receiving notice thereof from any Holder;

(d) The default by Payor in the payment of any indebtedness owed to any third party (other than any Holder) that results in any levy, attachment or seizure being made on all or any part of the Collateral (as defined in the Security Agreement) which is not cured through settlement or payment, within 30 days after the occurrence of the same; or (ii) the material breach by Payor of any material contract or obligation which has or may reasonably be expected to have a material adverse effect on Payor's business operations or financial condition which is not cured, through settlement or performance, within 30 days after the occurrence of the same AND provided that Payor has received notification of the breach and can exercise its legal rights to dispute claims and be afforded a reasonable opportunity to proceed in good faith in the assertion of its rights and defenses. Payor shall notify Holders of all threatened and actual legal proceedings and alleged material breaches and provide copies of all applicable correspondence regarding said disputes.

     (e) The failure of Payor to notify any Holder of any threatened or actual legal proceeding or any material breach covered by paragraphs (b), (c),
(d)  or (e) of this Section 4 within ten (10) days after the occurrence thereof;

     (f) The commencement by Payor of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of Payor as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by Payor for, acquiescence in, or consent by Payor to, the appointment of any receiver or trustee for Payor or for all or a substantial part of the property of Payor; or the assignment by Payor for the benefit of creditors; or the written admission of Payor of its inability to pay its debts as they mature; or

     (g) The commencement against Payor of any proceeding relating to Payor under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute or any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless Payor consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for thirty (30) days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for Payor or for all or substantial part of the property of Payor, which order, judgment or decree remains undismissed for thirty (30) days; or a warrant of attachment, execution or similar process shall be issued against any substantial part of the property of Payor.

     Upon the occurrence of any Event of Default, any Holder may, by written notice to Payor, declare all or any portion of the unpaid Principal Sum then outstanding, together with all accrued interest thereon, immediately due and payable. Upon the occurrence of any Event of Default, any Holder may also (a) foreclose upon any collateral covered by the Security Agreement, (b) proceed against any guarantor of this Note without waiving any rights under the terms of this Note, and (c) pursue any and all other remedies available to Holders under the Loan Documents, any other agreements, at law or in equity. Holders' rights and remedies under the Loan Documents, any other agreements, at law and in equity shall be cumulative.

5. Collection Costs. Payor shall pay all costs and expenses incurred by Holders in attempting or effecting collection hereunder, including reasonable attorneys' fees and costs, whether or not suit is instituted.

6. Transferability. This Note shall be freely transferable by any Holder provided such transfer is in compliance with applicable federal and state securities laws and the transferee agrees to the imposition of any legend required by such laws and provides appropriate investment representations to Payor.

7. Conformity with Law. It is the intention of Payor and of Holders to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to Payor or credited on the principal amount of this Note.

8. Legal Representation. Thomas J. Beener represents Holder only in connection with this Note and any transactions referenced herein, and does not represent any other party.

9.     Miscellaneous.

     (a) Time of the Essence. Time is of the essence of this Note and each provision herein.

(b) Remedies. No delay or omission on the part of any Holder in the exercise of any right or remedy, whether before or after any Event of Default, shall operate as a waiver thereof or impair such Holder's or any other Holder's right to fully and strictly enforce such right or remedy and every other provision of this Note.

     (c) Waivers. Payor hereby waives presentment, demand, notice of nonpayment, notice of intent to accelerate, notice of acceleration, diligence in collection and all other notices and acts to which it might otherwise be entitled under applicable law.

     (d) Binding Obligations. This Note shall be binding upon Payor and its successors and assigns, and shall inure to the benefit of Holders and their respective successors, assigns, heirs, executors and administrators.

(e) Governing Law. This Note shall be governed by and construed according to the laws of the State of California, without regard to the conflict of law provisions thereof.

(f) Amendments; Modifications; Etc. None of the terms or provisions of this Note may be waived, altered, modified or amended except with the consent thereto in writing duly signed by Payor and all of the Holders.

     (g) Invalidity. If any provision of any word, term, clause or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective but the remainder of this Note and the provisions hereof shall not be affected and shall remain in full force and effect.

     (h) Notices. Any notices to be given under and pursuant to the terms of this Note shall be in writing and shall be made by personal delivery, by a nationally recognized overnight carrier, or by registered or certified mail, postage prepaid, return receipt requested, and such notice shall be deemed given upon receipt if delivered personally or by an overnight carrier, or forty-eight
(48) hours after deposit in the United States mail. Any notice to Payor shall be addressed to:

Brian  Bonar,  CEO
17075  Via  Del  Campo
San  Diego,  CA  92127

Any notice to any Holder shall be addressed as set forth under such Holder's name on Exhibit A hereto.

     IN WITNESS WHEREOF, Payor has executed this Note as of the __th day of January 2003.

"PAYOR"

IMAGING  TECHNOLOGIES  CORP

By:      /s/     Brian  Bonar
          Chief  Executive  Officer

EXHIBIT  A

Names  and  Addresses  of  Holders
----------------------------------

Name:     Greenland  Corporation
          Attn: Thomas  Beener,  CEO

Address:  17075  Via  Del  Campo
          San  Diego,  CA  92127